SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   June 19, 2002

Great Plains Ethanol, LLC

(Exact Name of Registrant as Specified in Charter)

South Dakota	333-56368	46-0459188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

46569 South Highway 44 P. O. Box 217 Lennox, South Dakota	57039
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code   (605) 647-0040

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events.

                On June 19, 2002, Great Plains Ethanol, LLC entered into a Credit Agreement with AgCountry Farm Credit Services, FLCA.  A summary of some of the material provisions of the  Credit Agreement are set forth below.  Reference is made to the copy of the Credit Agreement attached hereto as Exhibit 10.1 for a complete discussion of the terms of such agreement.

                Great Plains also executed on June 20, 2002 a promissory note in favor of AgCountry Farm Credit Services, PCA in the principal amount of $2,000,000.  A summary of some of the material provisions of the promissory note are set forth below.  Reference is made to the copy of the promissory note attached hereto as Exhibit 10.2 for a complete discussion of the terms of such note.

1.             The Credit Agreement

                Under the Credit Agreement, AgCountry FLCA agrees to establish a construction loan facility for Great Plains, which will be converted to a term loan when construction of the ethanol plant is completed, and at the election of Great Plains may be partially converted into a revolving credit facility.

                Construction Loan

                Under the terms of the Credit Agreement, AgCountry FLCA will loan Great Plains up to the lesser of 65% of the costs of constructing its ethanol plant or $32,500,000.  During the construction period, Great Plains will pay AgCountry FLCA monthly interest only payments based on the average daily balance of the construction loan during the related monthly period at an annual floating interest rate equal to LIBOR plus 3.14%.

                On October 1, 2003, if certain conditions are met, AgCountry FLCA will convert the construction loan to a term loan, payable by Great Plains in 40 level amortized quarterly payments of principal and interest.  The interest rate will be selected by Great Plains from the rate options contemplated by the Credit Agreement.

                Revolving Loan

                After the construction loan has been converted to a term loan and until October 1, 2013, Great Plains may elect to convert between $1,000,000 and $6,000,000 of the principal amount of the term loan into a revolving loan, payable in monthly interest payments based on the average daily balance of the revolving loan during the related monthly period based on an annual floating interest rate equal to LIBOR plus 3.14%.  In addition, Great Plains must pay at least 10% of the principal amount converted to a revolving loan by October 1 of each year until October 1, 2013, when all remaining principal and interest will be due.  The annual paydown will permanently reduce the amount Great Plains may borrow under its revolving credit facility.

                From the time its construction loan is converted to a term loan and until October 1, 2013, Great Plains may borrow up to the then available revolving commitment amount of its revolving loan.

                Additional Payments

                In addition to the other payments due to AgCountry FLCA under the Credit Agreement, Great Plains must pay to AgCountry each quarter 25% of its free cash flow (as that term is defined in the Credit Agreement), not to exceed $1,500,000 in each fiscal year.

                Miscellaneous

                Great Plains’ repayment obligations to AgCountry FLCA under the Credit Agreement are secured by all of its tangible and intangible real and personal property.  Upon the occurrence of an event of default (as that term is defined under the Credit Agreement), AgCountry FLCA may choose from a number of remedies, including terminating the loans and declaring all amounts then due and owing under the loans immediately due and payable.  In addition, if an event of default occurs before construction of the ethanol plant is completed, AgCountry FLCA may, among other things, choose to continue to construct the ethanol plant at the expense of Great Plains.

                The Credit Agreement contains certain customary representations and warranties of Great Plains which run in favor of AgCountry FLCA.  With certain exceptions, Great Plains must use the proceeds from any additional sales of membership interests or any other securities it issues to repay the loans then outstanding under the Credit Agreement.  Great Plains also agrees to pay certain commitment, closing, and prepayment fees to AgCountry FLCA and the out-of-pocket costs incurred by AgCountry FLCA in connection with the Credit Agreement.

                As part of the Credit Agreement, Great Plains also agreed to certain affirmative, negative and financial covenants, including, but not limited to, the following:

•                  Great Plains must provide AgCountry FLCA with audited annual and unaudited quarterly financial statements, notice of changes in construction costs in excess of $546,000, a revised construction schedule under certain conditions, and a notice of the occurrence of an event of default and other material events.

•                  Great Plains must permit AgCountry FLCA’s representative to visit and inspect its properties, conduct audits of the collateral, examine its books and records, and review documents related to construction of the ethanol plant.

•                  With certain exceptions, Great Plains may not incur any additional indebtedness, allow its real and personal properties to be used as collateral for any other obligations, and make any other investments of any kind.

•                  Great Plains may not make any distribution to its members except for such distributions payable in capital units of Great Plains or distributions which do not exceed 75% of net income (as that term is defined in the Credit Agreement and excluding any Bioenergy program payments).  Additionally, Great Plains may not distribute more than 65% of Bioenergy program payments it receives to its members.

•                  Great Plains must maintain certain financial ratios, beginning at various times, including a fixed charge coverage ratio, leverage ratio, and current ratio.  It also must not, after completion of construction of the ethanol plant, make any capital expenditure (as that term is defined in the Credit Agreement) in excess of $500,000 during any fiscal year without AgCountry FLCA’s prior written approval.

2.             The Promissory Note

                Under the terms of the promissory note, AgCountry Farm Credit Services, PCA loaned Great Plains $2,000,000.  Great Plains will pay interest on the outstanding balance of the promissory note at a monthly floating interest rate equal to LIBOR plus 3.14% with the margin subject to change annually.  Great Plains will make an interest only payment on December 1, 2003 and 3 semi-annual principal installments of $500,000 beginning June 1, 2004 plus accrued interest, with the balance due on December 1, 2005.  Under the terms of the promissory note, Great Plains is required to pay 35% of all proceeds that it receives from the USDA Farm Service Agency Bioenergy Program to AgCountry PCA.  The promissory note contains substantially the same covenants regarding provision of financial statements, maintenance of financial ratios and restrictions on capital expenditures and distributions as the Credit Agreement.  Great Plains' repayment obligations to AgCountry PCA under the promissory note are secured by a second lien on all of its tangible and intangible real property that is subordinate to AgCountry FLCA's security interest under the Credit Agreement, and a lien on 35% of all payments Great Plains receives under the Bioenergy Program.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)           Exhibits.

10.1	Credit Agreement dated as of June 19, 2002 between Great Plains Ethanol, LLC and AgCountry Farm Services Credit, FLCA

10.2	Promissory Note dated June 20, 2002 in favor of AgCountry Farm Services Credit, PCA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ETHANOL, LLC

Date: June 26, 2002	By	/s/ Brian Minish
Brian Minish
	Its	Chief Executive Officer

EXHIBIT INDEX

10.1	Credit Agreement dated as of June 19, 2002 between Great Plains Ethanol, LLC and AgCountry Farm Services Credit, FLCA

10.2	Promissory Note dated June 20, 2002 in favor of AgCountry Farm Services Credit, PCA